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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88869) pertaining to the Illuminet Holdings, Inc. 1997 Equity Incentive Plan and the Illuminet Holdings, Inc. 1999 Stock Purchase Plan of our reports dated January 20, 2000, with respect to the consolidated financial statements and schedule of Illuminet Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                      ERNST & YOUNG LLP

Seattle, Washington
March 14, 2000






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